U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2004

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-24260	11-3131700
(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 300, Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in current reports filed with the Securities and Exchange Commission (“SEC”) on July 1 and July 12, 2005, Amedisys Holding, L.L.C., a wholly-owned subsidiary of Amedisys, Inc. (the “Company”) has acquired all of the stock of HMR Acquisition, Inc., the sole owner of Housecall Medical Resources, Inc., a privately-held provider of home care services in the Southeast region, for a total transaction value of approximately $106 million, subject to post-closing adjustments, escrows and certain tax benefits (the “Acquisition”). Hereinafter, unless otherwise noted, HMR Acquisition, Inc. and Housecall Medical Resources, Inc. will be referred to as HMR. The Acquisition was completed on July 11, 2005. The Company had no material relationship with HMR or any of its affiliates prior to this transaction.

Under the terms of the Agreement, the stock of HMR was purchased with immediately available funds. In addition to available cash on hand, Amedisys financed a portion of the purchase price through $75 million in senior secured credit facilities provided by Wachovia Bank, N.A. and GE Healthcare Financial Services. These facilities included $50 million in a five-year Term Loan and up to $25 million in a Revolver.

On July 12, 2005, the Company filed a Current Report on Form 8-K reporting, among other things, that on July 11, 2005, it completed the acquisition of Housecall. As part of the 8-K, the Company indicated that the financial statements and pro forma financials required under Item 9.01 would be filed no later than 74 days after the filing date of that 8-K dated July 11, 2005.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Audited financial statements of HMR Acquisition, Inc. for the years ended December 31, 2004 and 2003, and for the period from October 9, 2002 (Inception) through December 31, 2002, including the notes thereto, together with Housecall Medical Resources, Inc. and Subsidiaries, Predecessor Company to HMR Acquisition, Inc., for the period from January 1, 2002 through November 18, 2002.

Unaudited financial statements of HMR Acquisition, Inc. for the three and six months ended June 30, 2005 and 2004, including the notes thereto.

(b)	Pro forma financial information.

Unaudited pro forma condensed combined balance sheet of Amedisys, Inc. as of June 30, 2005.

Unaudited pro forma condensed combined statement of operations of Amedisys, Inc. for the six months ended June 30, 2005, and the year ended December 31, 2004.

(c)	Exhibits

No.

2.1	Stock Purchase Agreement dated June 30, 2005 (previously filed)

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited financial statements of HMR Acquisition, Inc. for the years ended December 31, 2004 and 2003, and for the period October 9, 2002 (Inception) through December 31, 2002, including the notes thereto, together with Housecall Medical Resources, Inc. and Subsidiaries, Predecessor Company to HMR Acquisition, Inc., for the period from January 1, 2002 through November 18, 2002

99.2	Unaudited financial statements of HMR Acquisition, Inc. for the three months and six months ended June 30, 2005 and 2004

99.3	Unaudited pro forma condensed combined balance sheet of Amedisys, Inc. as of June 30, 2005

Unaudited pro forma condensed combined statement of operations of Amedisys, Inc. for the three and six months ended June 30, 2005, and for the year ended December 31, 2004

Notes to unaudited pro forma condensed combined financial statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMEDISYS, INC.

By:	/s/ GREGORY H. BROWNE
Gregory H. Browne Chief Financial Officer

DATE: September 26, 2005